Exhibit 99.4                                                      Execution Copy
------------                                                      --------------

NEITHER THIS NOTE NOR THE SHARES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND EXCEPT FOR ANY TRANSFERS SPECIFICALLY AUTHORIZED UNDER THE TERMS OF THIS NOTE, NEITHER THIS NOTE NOR SUCH SHARES MAY BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT REGISTRATION THEREOF UNDER THE ACT OR COMPLIANCE WITH RULE 144 OR RULE 144A PROMULGATED UNDER THE ACT, OR UNLESS GABELLI ASSET MANAGEMENT INC. HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO GABELLI ASSET MANAGEMENT INC., THAT SUCH REGISTRATION IS NOT REQUIRED. TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN IS ALSO SUBJECT TO RESTRICTIONS UNDER THE TERMS HEREOF.

                           CONVERTIBLE PROMISSORY NOTE
                           ---------------------------

$50,000,000.00                                            Dated: August 14, 2001
                                                                 Rye, New York


                  FOR VALUE RECEIVED, the undersigned, GABELLI ASSET MANAGEMENT INC., a New York corporation. ("Gabelli"), promises to pay to the order of CASCADE INVESTMENT LLC, a Washington limited liability company ("Cascade"), or its permitted registered assigns or at such other place or places as the Holder (as defined below) may designate in writing, on August 14, 2011, the principal sum of FIFTY MILLION and NO/100 DOLLARS ($50,000,000) minus the principal amount converted or sold after April 1, 2005 pursuant to the Put Option (as defined below) or the Change of Control Put Option (as defined below) (such amount, as of any determination date, the "Unpaid Principal Amount") on or before August 14, 2011, and to pay interest thereon from and including August 14, 2001 (the "Issue Date") or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on February 14 and August 14 in each year, commencing February 14, 2002, and at Maturity (each, an "Interest Payment Date") at the rate of (i) 6.5% per annum for the period from and including the Issue Date to but excluding August 14, 2002, (ii) 6.0% per annum for the period from and including August 14, 2002 to but excluding August 14, 2003, and (iii) 5.0% per annum for the period from and including August 14, 2003 to but excluding August 14, 2011, until the principal hereof is paid or made available for payment; provided, however, that (i) upon the occurrence and during the continuance of an Event of Default (as defined below) this Note and (ii) any principal and any such installment of interest which is overdue, in each case shall bear interest at the rate of 15% per annum (or, if less, the maximum interest rate permitted by the laws of the State of Washington). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Note is registered at the close of business on the day immediately prior to such Interest Payment Date (whether or not a Business Day). Payment of the principal of and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  Any payments in respect of this Note shall first be applied to Enforcement Costs (as defined below), then to interest and then to principal. If it is ever determined that any rate of interest payable in respect of this Note exceeds the maximum rate (if any) prescribed by applicable law, then any portion of interest payments representing any amounts in excess of said maximum shall be applied as provided in the preceding sentence.

                  As used herein, "Maturity" means the date on which the principal of this Note becomes due and payable as provided herein, whether at its stated maturity, by declaration of acceleration or otherwise and "Holder" means, at any time, the person in whose name this Note is registered in the Note Register (as defined below).

                  This Convertible Promissory Note ("Note") was issued by Gabelli pursuant to that certain Note Purchase Agreement, dated as of August 10, 2001, which has been amended by the First Amendment thereto, dated as of July 1, 2003, the Second Amendment thereto, dated as of August 4, 2004, and the Third Amendment thereto, dated as of February 28, 2005 (as so amended, the "Purchase Agreement"), among Gabelli, Cascade and the Gabelli Stockholders. Capitalized terms not otherwise defined in this Note shall have the meaning set forth in the Purchase Agreement, which definitions are incorporated herein.

No Redemption or Prepayment
---------------------------

                  Gabelli agrees and acknowledges that the conversion feature of this Note during the term of the Note is a valuable right and that the Holder would not have purchased this Note without assurances that the Note would not be called or prepaid by Gabelli. Accordingly, Gabelli acknowledges and agrees that it shall not be entitled to and will not, without the consent of the Holder, make any prepayments of principal on this Note other than pursuant to an acceleration of this Note or Forced Conversion (as hereinafter defined), in each case as provided below.

Events of Default
-----------------

                   "Event of Default", wherever used with respect to this Note, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgement, decree or order of any court or any order, rule or regulation of any Governmental Authority):

     (a) Payment Default. Gabelli shall fail to pay or cause to be paid all or any portion of the principal of or interest on this Note when it becomes due and payable, and, in the event of failure to pay interest on the Note, such failure continues for 10 days and time for payment has not been extended or deferred by the Holder; or

     (b) Letter of Credit Default. The Letter of Credit Issuer shall fail to honor a conforming draw under the Letter of Credit or Gabelli shall breach its obligations with respect to the Letter of Credit contained in Section 4.3 of the Purchase Agreement, and such failure continues for 5 days and time for payment has not been extended or deferred by the Holder; or

     (c) Put Option Default. Gabelli shall fail to pay or cause to be paid all or any portion of the Put Consideration when it becomes due and payable, and such failure continues for 5 days and time for payment has not been extended or deferred by the Holder; or

     (d) Change of Control Put Option Default. Gabelli shall fail to pay or cause to be paid all or any portion of the Change of Control Put Consideration when it becomes due and payable; or

     (e) Breach of Representation or Warranty. Any representation or warranty made by Gabelli in the Purchase Agreement shall prove to have been untrue or misleading when made in any respect that is material and adverse to the value of the Holder's investment in the Note or the Conversion Shares; provided, however, that this shall constitute an Event of Default only if Cascade or one of its Affiliates (as defined below) is the Holder and if the Holder accelerates this Note as provided below during the period in which any such representation and warranty survives as provided in the Purchase Agreement; or

     (f) Breach of Other Covenants or Failure of any Condition. Gabelli shall fail to perform, keep or observe any agreement or covenant contained in this Note or the Purchase Agreement that is not covered by clauses
          (a) through (e) above, and any such failure shall remain unremedied for thirty (30) days after written notice thereof shall have been given to Gabelli by the Holder; provided, however, that if any such failure is not susceptible to cure within 30 days and Gabelli commences to cure such failure within said 30-day period, then no Event of Default shall be deemed to have occurred if Gabelli diligently prosecutes said cure thereafter to completion and cures said failure by the sixtieth (60th) day after the date of said notice; or

     (g) Cross Defaults (Payment and Other). Gabelli or any of its Subsidiaries that are at the time significant subsidiaries of Gabelli within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC as of the date of this Note (each, a "Significant Subsidiary") shall be in default under indebtedness for borrowed money with an aggregate principal amount of twenty five million dollars ($25,000,000) or more to any person or persons and such default (i) shall constitute a failure to make any payment of or with respect to such indebtedness or
          (ii) permits the holder thereof to accelerate the payment of such indebtedness or otherwise causes such indebtedness to become due and payable prior to its stated maturity. Notwithstanding the foregoing, there shall not be an Event of Default under this section (g) until expiration of, without cure, any period for cure contained in any other agreement regarding such indebtedness; or

     (h) Judgments. A final judgment or final order (not covered by insurance, treating deductibles, self-insurance and retentions as not so covered) for the payment of money in excess of $25.0 million in the aggregate for all such judgments and orders is entered by a court or courts of competent jurisdiction against Gabelli or any of its Significant Subsidiaries and shall not be paid or discharged, and there shall be a period of 60 consecutive days after the final judgment or order that causes such aggregate amount to exceed $25.0 million during which a stay of enforcement of such final judgment or order is not in effect; or

     (i) Involuntary Bankruptcy Events. The entry by a court having jurisdiction in the premises of a decree or order (A) for relief in respect of Gabelli, any of its Significant Subsidiaries or, prior to the expiration or return to Gabelli of the Letter of Credit, the Letter of Credit Issuer (if a substitute Letter of Credit is not delivered by Gabelli to the Holder within 60 days of such decree or order) (each, a "Subject Entity") in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) adjudging any Subject Entity bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any Subject Entity under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of any Subject Entity or of any substantial part of any property of any Subject Entity, or ordering the winding up or liquidation of the affairs of any Subject Entity, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (j) Voluntary Bankruptcy Events. Any Subject Entity commences a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by any Subject Entity to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by any Subject Entity of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by any Subject Entity to the filing of such a petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Subject Entity or of any substantial part of such Subject Entity's property, or the making by any Subject Entity of an assignment for the benefit of creditors, or the admission by any Subject Entity in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by any Subject Entity in furtherance of any such action.

                  If an Event of Default (other than an Event of Default specified in clause (i) or (j) above with respect to Gabelli) occurs and is continuing, the Holder may declare the principal amount of this Note and all accrued and unpaid interest hereon to be immediately due and payable. If an Event of Default specified in clause (i) or (j) above occurs with respect to Gabelli, the principal amount of the Note and all accrued and unpaid interest hereon shall automatically become and be immediately due and payable without any declaration or other act on the part of the Holder or any other Person.

Conversion Rights
-----------------

                  The Holder shall have the right to convert this Note as provided in Exhibit A hereto, which Exhibit shall be incorporated by reference herein.

                  If the Closing Price (as hereinafter defined) of the Common Stock is at least 125%, 150%, 175% or 200%, as the case may be, of the Conversion Price (as hereinafter defined) on each Trading Day (as hereinafter defined) during any period of 20 consecutive Trading Days (each, a "Qualified Trading Period") occurring within any six month period beginning on the Exercise Date (as hereinafter defined) or any six month anniversary thereof and ending on the next six month anniversary of the Exercise Date (each, a "Six Month Period"), then on any date on or after the tenth Business Day following the last trading day of any such Qualified Trading Period during such Six Month Period (each a "Conversion Date") Gabelli may convert any portion of the Unpaid Principal Amount which, together with the aggregate principal amount of this Note that has been converted by the Holder on or prior to such Conversion Date or by Gabelli pursuant to this provision with respect to such Six Month Period, does not exceed the Maximum Conversion Amount (as defined below) with respect to such Six Month Period, into fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest full share of Common Stock) at the Conversion Price in effect on the applicable Conversion Date by delivering written notice to that effect to the Holder on or prior to such Conversion Date; provided, however, that notwithstanding the foregoing to the extent that any prior conversions by the Holder prevented Gabelli from converting the full Maximum Conversion Amount with respect to any Six Month Period and Gabelli caused the conversion of all of the Unpaid Principal Amount that it was permitted to convert with respect to such Six Month Period, then to such extent such prior conversions by the Holder shall not be taken into account in calculating the Unpaid Principal Amount that Gabelli is entitled to convert in any subsequent Six Month Period pursuant to the foregoing provisions. After any conversion pursuant to the foregoing, the Holder shall have the right and option (the "Share Put Option"), but not the obligation, exercisable by delivering a written notice (the "Share Put Notice") to Gabelli no later than the tenth day after the Conversion Date, to cause Gabelli to purchase up to 50% of the Conversion Shares issued in such conversion (the "Forced Conversion Shares") for a purchase price per share in cash equal to the average of the Closing Prices for the five Trading Days immediately following the date on which the Share Put Notice is delivered to Gabelli (the "Share Put Consideration"). The closing of any Share Put Option will be held at 10:00 A.M. at the principal executive offices of the Holder on the ninth Trading Day immediately following the date on which the Share Put Notice is delivered to Gabelli, or at such other time and place upon which the Holder and Gabelli shall agree. At such closing, Gabelli shall pay the Share Put Consideration to the Holder in cash by wire transfer of immediately available funds against the delivery to Gabelli of a certificate representing the Forced Conversion Shares with respect to which the Share Put Option has been exercised, duly endorsed to Gabelli or in blank, and concurrently with such delivery Gabelli shall, or shall cause the applicable transfer agent for such shares to, duly execute and deliver to the Holder a new share certificate representing the number of Forced Conversion Shares with respect to which the Share Put Option has not been exercised.

                  The "Maximum Conversion Amount" means, with respect to any Six Month Period, (i) $25 million, if the Closing Price during each of the 20 consecutive Trading Days during the first Qualified Trading Period in such Six Month Period with respect to which Gabelli has effected a conversion pursuant to the foregoing provisions (the "Qualified Trading Price") is at least 125% but less than 150% of the Conversion Price, (ii) $50 million, if the Qualified Trading Price is at least 150% but less than 175% of the Conversion Price, (iii) $75 million, if the Qualified Trading Price is at least 175% but less than 200% of the Conversion Price, or (iv) $100 million, if the Qualified Trading Price is at least 200% of the Conversion Price.

                  Except as otherwise provided above, any conversion pursuant to the foregoing clauses (each, a "Forced Conversion") shall be made in accordance with the provisions of Exhibit A. If Gabelli effects a Forced Conversion, then on such Conversion Date the Holder shall surrender the Note at the principal executive offices of Gabelli (which, if Gabelli shall so require, shall be duly endorsed to Gabelli or in blank, or be accompanied by proper instruments of transfer to Gabelli or in blank), accompanied by irrevocable written notice to Gabelli specifying the name or names (with address or addresses) in which a certificate or certificates evidencing the full number of shares of Common Stock issuable upon such conversion are to be issued and Gabelli shall deliver such certificate or certificates registered in the name(s) and in the denominations set forth in such instructions, together with a cash adjustment in respect of any fraction of a share of Common Stock and, if less than all of the Unpaid Principal Amount is being converted, a new Note of like tenor with an Unpaid Principal Amount equal to the portion not being converted. Any such conversion shall be deemed to have been made as of the applicable Conversion Date, and the person or persons entitled to receive the Common Stock deliverable upon conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

Put Option
----------

                  The Holder shall have the right and option, but not the obligation, to cause Gabelli to purchase all or any portion of the Unpaid Principal Amount of this Note (the "Put Option") on September 15, 2006 (the "Exercise Date") for a purchase price in cash equal to 100% of the principal amount of the Note to be purchased plus accrued and unpaid interest thereon to but excluding the Exercise Date (the "Put Consideration"). The Put Consideration shall be payable to the Holder by wire transfer of immediately available funds on the Exercise Date against the delivery to Gabelli of this Note duly endorsed to it or in blank; provided, however, that if only a portion of the principal amount of this Note is being purchased, then concurrently with such delivery Gabelli shall duly execute and deliver to the Holder a new Note of the same tenor as this Note but with a principal amount equal to the principal amount of this Note not being purchased. In order to exercise the Put Option, the Holder must deliver a written notice of its election to exercise to Gabelli at least 30 days prior to the Exercise Date. The closing of any exercise of the Put Option will be held at 10:00 A.M. at the principal executive offices of the Holder on the Exercise Date, or at such other time and place upon which the Holder and Gabelli shall agree.

Change of Control Put Option
----------------------------

                  If a Change of Control or a Key Executive Change occurs at any time, the Holder shall have the right and option, but not the obligation, to cause Gabelli to purchase on the Change of Control Exercise Date (as defined below) all or any portion of the Unpaid Principal Amount of this Note (the "Change of Control Put Option") for a purchase price in cash equal to 101% of the principal amount of the Note to be purchased plus accrued and unpaid interest thereon to but excluding the Change of Control Exercise Date (the "Change of Control Put Consideration"). The Put Consideration shall be payable to the Holder by wire transfer of immediately available funds on the Change of Control Exercise Date against the delivery to Gabelli of this Note duly endorsed to it or in blank; provided, however, that if only a portion of the principal amount of this Note is being purchased, then concurrently with such delivery Gabelli shall duly execute and deliver to the Holder a new Note of the same tenor as this Note but with a principal amount equal to the principal amount of this Note not being purchased. Gabelli shall give the Holder prompt written notice if a Change of Control or a Key Executive Change occurs (a "Notice"). In order to exercise the Change of Control Put Option with respect to any Change of Control or Key Executive Change, the Holder must deliver a written notice of its election to exercise to Gabelli within 30 days after it has received the Notice relating thereto and the closing of any exercise of the Change of Control Put Option will be held at 10:00 A.M. at the principal executive offices of the Holder on the 30th day after Gabelli receives such written notice, or at such other time and place upon which the Holder and Gabelli shall agree (the "Change of Control Exercise Date").

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the properties and assets of Gabelli and its Subsidiaries, taken as a whole, to any Person or group (as such term is defined for purposes of Rule 13d-5 under the 1934 Act or any successor rule), (ii) the adoption of a plan relating to the liquidation or dissolution of Gabelli, (iii) the consummation of any transaction or other event (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than Mario J. Gabelli and the Gabelli Entities (considered as a single Person solely for this purpose), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the 1934 Act), directly or indirectly, of more than 40% of the total voting power of all the then outstanding shares of Voting Stock of Gabelli or any Person with which Gabelli consolidates or into which Gabelli merges, and more of the total voting power of all such shares than is beneficially owned at such time by Mario J. Gabelli and the Gabelli Entities (considered as a single Person solely for this purpose), or (iv) the first day on which a majority of the members of the Board of Directors of Gabelli are not Continuing Directors.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Gabelli who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval, recommendation or endorsement of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                  "Key Executive Change" shall be deemed to have occurred at any time that (for any reason) Mario J. Gabelli ceases to provide the predominant executive leadership to Gabelli and its Subsidiaries, taken as a whole.

Information Obligations
-----------------------

          Gabelli will deliver to the Holder (without duplication):

     (a) as soon as available and in any event within 90 days after the end of each fiscal year of Gabelli, a consolidated balance sheet of Gabelli and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by a report thereon of an independent public accountant of nationally recognized standing;

     (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Gabelli, a consolidated balance sheet of Gabelli and its Subsidiaries as of the end of such quarter and the related statements of operations and cash flow for such quarter and for the portion of Gabelli's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Gabelli's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, consistency and, except for the absence of footnotes, generally accepted accounting principles by the chief financial officer or the chief accounting officer of Gabelli;

     (c) promptly upon the furnishing thereof to the security holders of Gabelli or any of its Subsidiaries generally, copies of all financial statements, reports, proxy statements and any other information or reports so furnished;

     (d) as soon as available, all filings of Gabelli pursuant to the 1933 Act and the 1934 Act (other than Schedules 13D and 13G, Forms 13F and Forms 3, 4 and 5), if any, with the Securities and Exchange Commission; and

     (e) within five days after any officer of Gabelli obtains knowledge of any Event of Default or any event which, with notice or lapse of time or both, would constitute an Event of Default (a "Default"), if such Event of Default or Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of Gabelli setting forth the details thereof and the action which Gabelli is taking or proposes to take with respect thereto.

Notwithstanding the foregoing, if Gabelli is then subject to the reporting requirements under Section 13 or 15(d) of the 1934 Act or any successor statute,
(i) the delivery to the Holder of Gabelli's Annual Report on Form 10-K or any successor form for the relevant fiscal year within the time periods provided for in clause (a) shall satisfy the requirements of such clause and (ii) the delivery to the Holder of Gabelli's Quarterly Report on Form 10-Q or any successor form for the relevant fiscal quarter within the time periods provided for in clause (b) shall satisfy the requirements of such clause.

Consolidation, Merger and Sale of Assets
----------------------------------------

                  Gabelli will not consolidate or merge with or into (whether or not Gabelli is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of Gabelli and its Subsidiaries taken as a whole in one or more related transactions, to any other Person unless:

     (a) the Person formed by or surviving any such consolidation or merger (if other than Gabelli) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Successor Company") is a corporation, partnership, limited liability company or other similar business entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia;

     (b) the Successor Company assumes all the obligations of Gabelli under the Notes and the Purchase Agreement pursuant an agreement in form and substance reasonably satisfactory to the Holder; and

     (c) immediately after such transaction no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default exists.

Upon any consolidation of Gabelli with, or merger of Gabelli into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of Gabelli and its Subsidiaries taken as a whole in one or more related transactions in accordance with this paragraph, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, Gabelli under this Note and the Purchase Agreement with the same effect as if such Successor Company had been named as Gabelli herein, and thereafter, except in the case of a lease, Gabelli shall be relieved of all obligations and covenants under this Note and the Purchase Agreement.

Transfer and Related Provisions
-------------------------------

                  The Holder shall not offer, sell, contract to sell or otherwise dispose of this Note without the prior written consent of Gabelli; provided, however, that the Holder shall be permitted to transfer the Note (i) to any of its Affiliates and (ii) to any other Person (A) in connection with a transfer of substantially all of the investments of the original Holder, (B) if the Holder is legally precluded from holding this Note and (C) during the continuance of an Event of Default, provided, that such transferee agrees to be bound by the terms contained herein.

                  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  Gabelli shall keep at its principal office a register (the "Register") in which shall be entered the name and address of the registered holder of this Note and particulars of this Note and of all permitted transfers of this Note. Upon surrender for registration of a permitted transfer of this Note to Gabelli, Gabelli shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any denominations of $1,000,000 and multiples thereof and like aggregate principal amount. Notwithstanding the foregoing, Gabelli shall not be required to register the transfer of or exchange this Note unless it has been duly endorsed. All Notes issued upon any registration of transfer or exchange of this Note shall be the valid obligations of Gabelli, evidencing the same debt, and entitled to the same benefits, as this Note.

                  No service charge shall be made for any registration of transfer or exchange of this Note, but Gabelli may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  Prior to due presentment of this Note for registration of a permitted transfer, Gabelli and its agents may treat the Person in whose name it is registered as the owner of this Note for all purposes whatsoever, whether or not it is overdue and neither Gabelli nor any of its agents shall be affected by notice to the contrary.

Replacement of Note
-------------------

                  If this Note has been mutilated and is surrendered to Gabelli, Gabelli shall execute and deliver in exchange a new Note of the same principal amount and bearing a number not then outstanding. If the Holder shall deliver to Gabelli (i) evidence reasonably satisfactory to Gabelli that this Note has been destroyed, lost or stolen and (ii) such security or indemnity as may be required by Gabelli to hold it and its agents harmless, then, in the absence of notice that this Note has been acquired by a bona fide purchaser, Gabelli shall execute and deliver, in lieu of this Note, a new Note of a like principal amount and bearing a number not then outstanding. The provisions of this paragraph are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Miscellaneous
-------------

                  Gabelli waives presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and all notices in connection with the delivery, acceptance, or dishonor of this Note.

                  Gabelli agrees that (a) if for any reason any amount due hereunder is paid by cashier's, certified teller's check or other check, there shall be no discharge of Gabelli's obligation until said check be finally paid by the issuer thereof; and (b) the provisions of RCW 62A.3-311 shall not entitle Gabelli to any accord and satisfaction of any now or hereafter existing claim in dispute between the Holder and Gabelli (or any of their respective successors and assigns), all of which provisions and rights are hereby waived.

                  The Holder shall not by any act or omission be deemed to waive any of its rights or remedies under this Note or the Purchase Agreement unless such waiver shall be in writing and signed by the Holder, and then only to the extent specifically set forth therein.

                  No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  This Note may not be amended other than with the written consent of the Holder and Gabelli.

                  Upon demand therefor, Gabelli agrees to pay to the Holder all costs and fees arising out of enforcing this Note, whether incurred in any court action, arbitration, or mediation, on appeal, in any bankruptcy (or state receivership or other insolvency or similar proceedings or circumstances), in any forfeiture, and for any post-judgment collection services (collectively, "Enforcement Costs").

                  Gabelli and, by its acceptance of this Note, the Holder agree that, subject to the specific terms hereof and to the extent that Washington law applies, the provisions of Article 3 of the Uniform Commercial Code of Washington pertaining to instruments shall be applied to this Note, even if this
Note is not deemed to be an "instrument" or a "negotiable instrument" thereunder.

                  If this Note will at any time become subject to the Trust Indenture Act of 1939, Gabelli will make appropriate revisions hereto and will enter into an indenture with an appropriate trustee so as to comply fully with such act.

                  Except as noted below, this Note shall be governed by and construed in accordance with the laws of the State of Washington. In any court proceeding, Gabelli agrees to submit to the jurisdiction of the federal court selected by the Holder, and venue of any action concerning this Note shall be in King County, Washington state. In the event that the federal court selected by the Holder shall not have jurisdiction, Gabelli agrees to submit to the jurisdiction of the Washington state court in King County selected by the Holder. Gabelli hereby irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of such venue and any claim that any such forum is an inconvenient forum. Nothing in this Section shall impair the right of the Holder to bring any action or proceeding against Gabelli or its property in the courts of any other county or jurisdiction and Gabelli irrevocably submits to the nonexclusive jurisdiction of the appropriate courts (as selected by the Holder) of the jurisdiction in which Gabelli is organized or any place where any property or any office of Gabelli is located. In the event Holder transfers or assigns this Note to a person not one of its Affiliates, then this Note shall be governed by and construed in accordance with the laws of the State of New York and the consent to jurisdiction in the State of Washington stated above is hereby revoked.

NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has duly executed and delivered this Note as of the date first written above.

GABELLI ASSET MANAGEMENT INC.,
a New York Corporation



By:
    -------------------------------------------------

Its:
     ------------------------------------------------

                                                                       Exhibit A
                                                                       ---------


                                Conversion Rights
                                -----------------


         1. Right of Conversion. At the option of the Holder, this Note or any portion of the principal amount hereof which is $1,000,000 or an integral multiple thereof, may be converted at the principal amount hereof, or such portion hereof, into fully paid and nonassessable shares of the Common Stock (calculated as to each conversion to the nearest 1/100 of a share of Common Stock) at the Conversion Price (as hereinafter defined) in effect at the time of conversion, or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions set forth herein. Such conversion right shall expire at the close of business on August 14, 2011.

         2. Conversion Procedures. In order to exercise the conversion right, the Holder shall surrender this Note at the principal executive offices of Gabelli (which, if Gabelli shall so require, shall be duly endorsed to Gabelli or in blank, or be accompanied by proper instruments of transfer to Gabelli or in blank), accompanied by irrevocable written notice to Gabelli to the effect that the Holder elects so to convert this Note or, if less than the entire principal amount hereof is to be converted, the portion hereof to be converted (which notice shall specify the name or names (with address or addresses) in which a certificate or certificates evidencing the shares of Common Stock to be issued upon such conversion are to be issued). Except as otherwise expressly set forth herein, no payment or adjustment shall be made upon any conversion of the Note on account of any interest accrued on this Note or on account of any dividends accrued on the shares of Common Stock issued upon such conversion.

                  Gabelli shall, as soon as practicable after the surrender of this Note at the office referred to above and compliance with the other conditions herein contained, deliver at such office, to the person or persons entitled thereto (as specified in the applicable written notice of conversion), a certificate or certificates evidencing the number of full shares of Common Stock to which such person or persons shall be entitled as aforesaid, together with a cash adjustment in respect of any fraction of a share of Common Stock as hereinafter provided. Such conversion shall be deemed to have been made as of the date of such surrender of this Note (or, if later, the date of compliance with such other conditions), and the person or persons entitled to receive the Common Stock deliverable upon conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                  If this Note is to be converted in part only, upon such conversion Gabelli shall execute deliver to the Holder, at the expense of Gabelli, a new Note or Notes of like tenor in denominations of $1,000,000 and any integral multiple thereof and with an aggregate principal amount equal to the unconverted portion of the principal amount of this Note.

         3. No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. Instead of any fractional share of Common Stock that would otherwise be issuable to the Holder upon conversion of this Note (or any specified portion hereof), Gabelli shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Closing Price (as hereinafter defined) on the day of conversion.

         4. Reservation of Shares; Etc. Gabelli shall at all times reserve and keep available, free from preemptive rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of this Note, the full number of shares of Common Stock that would then be deliverable upon the conversion of all of the principal amount of this Note and any other outstanding Notes.

                  If any shares of Common Stock required to be reserved for purposes of conversion of this Note require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued or freely transferred upon conversion, Gabelli will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved as the case may be. If the Common Stock is quoted on the New York Stock Exchange or any other U.S. national securities exchange, Gabelli will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of this Note and any other outstanding Notes. Notwithstanding the foregoing, the reference to free transferability in the first sentence of this paragraph and the reference to listing in the second sentence of this paragraph shall apply only when this Note shall have become freely transferable under the federal securities laws.

         5. Prior Notice of Certain Events. If Gabelli shall authorize any transaction that would require an adjustment to the Conversion Price (other than a transaction referred to in clauses (a) or (c) of Section 6 below) or there shall be a voluntary or involuntary dissolution, liquidation or winding up of Gabelli, then Gabelli shall notify the Holder, at least 20 days (or, in the case of a transaction referred to in clauses (b), (d) or (e) of Section 6 below, 10 days) prior to the applicable record, expiration or consummation date hereinafter specified, a notice stating (i) the record date fixed for the determination of holders of Common Stock entitled to the applicable issuance, dividend or distribution or (ii) the date of expiration of the applicable tender or exchange offer, as the case may be.

         6. Adjustment of Conversion Price.

         (a) In case Gabelli shall pay or make a dividend or other distribution on any class of Capital Stock of Gabelli payable in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. (For the purposes of determining adjustments to the Conversion Price as set forth herein, shares of Common Stock held in the treasury of Gabelli, and distributions or issuances in respect thereof, shall be disregarded.)

         (b) In case Gabelli shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them, for a period of not more than 45 days, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as hereinafter defined) on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for termination of such subscription or purchase period shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock actually purchased upon exercise of such rights or warrants would have purchased at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock actually purchased upon exercise of such rights or warrants, such reduction to become effective immediately after the opening of business on the day following the date fixed for such termination.

         (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) In case Gabelli shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock evidences of indebtedness, shares of capital stock of any class or series, other securities, cash or assets (other than Stapled Securities (as hereinafter defined), Common Stock, rights or warrants referred to in clause (b) of this Section 6 or a dividend or distribution payable exclusively in cash), the Conversion Price in effect immediately prior to the close of business on the date fixed for the payment of such distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the Current Market Price on the date fixed for such payment less the then fair market value (as determined in good faith by the Board of Directors of Gabelli (the "Board of Directors"), whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of such evidences of indebtedness, shares of capital stock, other securities, cash and assets distributed per share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such payment. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph by reference to the actual or when-issued trading market for any securities comprising such distribution, in doing so it must consider the prices in such market over the same period used in computing the Current Market Price for such purposes.

         (e) In case Gabelli shall, by dividend or otherwise, make a distribution to all or substantially all holders of its Common Stock payable exclusively in cash in an aggregate amount that, when combined with the aggregate amount paid in respect of all other distributions to all or substantially all holders of its Common Stock paid exclusively in cash within the 12 months preceding the date fixed for the payment of such distribution to the extent such amount has not already been applied in a prior adjustment pursuant to this paragraph, exceeds 10% of the product of the Current Market Price on the date fixed for such payment times the number of shares of Common Stock on which such distribution is paid, the Conversion Price in effect immediately prior to the close of business on the date fixed for such payment shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the Current Market Price on the date fixed for such payment less the Per Share Distribution Amount (as hereinafter defined) paid in such distribution and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such payment.

         (f) In case Gabelli or any of its Subsidiaries shall consummate a tender or exchange offer for all or any portion of the Common Stock, the Conversion Price in effect immediately prior to the close of business on the date of expiration of such tender or exchange offer shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the Current Market Price on such date of expiration less the Per Share Premium Amount (as hereinafter defined) paid in such tender or exchange offer and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date of expiration.

         (g) In case Gabelli shall, by dividend or otherwise, make a distribution referred to in paragraph (d) or (e) above, the Holder converting this Note (or any portion of the principal amount hereof) subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution shall also be entitled to receive, for each share of Common Stock into which this Note (or portion of the principal amount being converted), the portion of the evidences of indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of Gabelli (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, Gabelli may, in lieu of distributing to such holder any portion or all of such evidences of indebtedness, shares of capital stock, other securities, cash and assets to which such holder is entitled as set forth above, (i) pay such holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) or (ii) distribute to such holder a due bill therefor, provided that such due bill (A) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (B) requires payment or delivery of such evidences of indebtedness, shares of capital stock, other securities, cash or assets no later than the date of payment thereof to holders of shares of Common Stock receiving such distribution.

         (h) Gabelli may make such reductions in the Conversion Price, in addition to those required by the foregoing paragraphs, as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. In addition, Gabelli from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period, and the Board of Directors of Gabelli shall have made a determination that such reduction would be in the best interest of Gabelli, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, Gabelli shall provide written notice to the Holder of this Note and the holders of any other outstanding Notes of the reduction at least fifteen days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

         (i) Gabelli may not engage in any transaction if, as a result thereof, the Conversion Price would be reduced to below the par value per share of the Common Stock.

         (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         (k) Whenever the Conversion Price is adjusted as herein provided, Gabelli shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Treasurer of Gabelli setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall be given by Gabelli to the Holder of this Note and the holders of any other outstanding Notes.

         7. Stapled Securities.

         (a) Prior to a Separation Event (as hereinafter defined) with respect to any Stapled Securities, such Stapled Securities will be deemed, for purposes of the adjustments contemplated hereby, to comprise part of the shares of Common Stock to which such Stapled Securities appertain, and as a result, distributions in respect of such Stapled Securities will be deemed, for such purposes, to be distributions in respect of such shares.

         (b) If the Holder converts this Note (or any portion of the principal amount hereof) after a Separation Event with respect to any Stapled Securities, it shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the same rights to which the Holder would have been entitled under the Stapled Securities that would have appertained to such shares of Common Stock if the Holder had effected such conversion before such Separation Event.

         8. Consolidations, Mergers or Sales of Assets. In the event of any consolidation of Gabelli with, or merger of Gabelli into, any other Person, any merger of another Person into Gabelli (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Common Stock) or any sale or transfer of all or substantially all of the assets Gabelli, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall enter into a written agreement with the Holder, in form and substance reasonably acceptable to the Holder, providing that the Holder shall have the right thereafter, during the period in which this Note shall be convertible, to convert this Note (or portion of the principal amount hereof) only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which this Note (or portion thereof) might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming the Holder (i) is not a Person with which Gabelli consolidated or into which Gabelli merged or which merged into Gabelli or to which such sale or transfer was made, as the case may be, (a "Constituent Person") or an Affiliate of a Constituent Person and (ii) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer; provided, however, that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by Persons other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (each, a "Non-Electing Share"), then for purposes of this Section 8 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares. Such written agreement shall provide for adjustments which, for events subsequent to the effective date of such agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Exhibit
A. The provisions of this Section 8 shall similarly apply to successive consolidations, mergers, sales or transfers. If the conversion rights of the Holder of this Note shall be adjusted pursuant to this Section 8, then Gabelli shall cause to be given to the Holder and any other holders of outstanding Notes, within 5 days after consummation of the transaction triggering such adjustment, a notice describing such adjustment in appropriate detail.

         9. Taxes. Gabelli shall pay any and all stock transfer, documentary stamp and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock or other securities issued or delivered on conversion of this Note. Gabelli shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities in a name other than to the Holder, and shall not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or delivery has paid to Gabelli the amount of any such tax or has established, to the satisfaction of Gabelli, that such tax has been paid or is not payable.

         10. Certain Definitions. The following definitions shall apply to terms used in this Exhibit A:

                  "Closing Price" of any common stock on any day means the last reported per share sale price, regular way, of the common stock on such day, or, in case no such sale takes place on such day, the average of the reported closing per share bid and asked prices, regular way, of the common stock on such day, in each case on the New York Stock Exchange or, if the common stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange or quotation system on which the common stock is listed or admitted to trading or quoted, or, if the common stock is not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing per share bid and asked prices of the common stock on such day in the over-the-counter market as reported by a generally accepted national quotation service or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of Gabelli for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors (whose good faith determination shall be conclusive and described in a resolution of the Board of Directors).

                  "Common Stock" shall mean the Class A Common Stock, par value $0.001 per share, of Gabelli or, subject to Section 8, any shares of any class or classes resulting from any reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Gabelli and which are not subject to redemption by Gabelli; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such reclassification bears to the total number of shares of all such classes resulting from all such reclassifications.

                  "Conversion Price" initially means $53.00, subject to adjustment from time to time as set forth herein; provided, however, that without limiting the foregoing the Conversion Price shall decrease by $1.00 as of August 14, 2003.

                  "Current Market Price" on any date in question means, with respect to any adjustment in conversion rights as set forth herein, the average of the daily Closing Prices for the Common Stock for the five consecutive Trading Days selected by the Board of Directors commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the day before the Ex Date with respect to the transaction requiring such adjustment; provided, however, that (i) if any other transaction occurs requiring a prior adjustment to the Conversion Price and the Ex Date for such other transaction falls after the first of the five consecutive Trading Days so selected by the Board of Directors, the Closing Price for each such Trading Day falling prior to the Ex Date for such other transaction shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other transaction and (ii) if any other transaction occurs requiring a subsequent adjustment to the Conversion Price and the Ex Date for such other transaction falls on or before the last of the five consecutive Trading Days so selected by the Board of Directors, the Closing Price for each such Trading Day falling on or after the Ex Date for such other transaction shall be adjusted by dividing such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other transaction.

                  "Ex Date" means (i) when used with respect to any dividend, distribution or issuance, the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price is obtained without the right to receive such dividend, distribution or issuance, (ii) when used with respect to any subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, (iii) when used with respect to any tender or exchange offer, the first date on which the Common Stock trades regular way on such exchange or in such market after such tender or exchange offer expires and (iv) when used with respect to any other transaction, the date of consummation of such transaction.

                  "Per Share Distribution Amount" means, with respect to any distribution, (i) the cash paid in such distribution divided by (ii) the number of shares of Common Stock on which such distribution is paid.

                  "Per Share Premium Amount" means, with respect to any tender or exchange offer, (i) the Premium Amount paid as part of such tender or exchange offer divided by (ii) the Post-Tender Offer Number of Common Shares.

                  "Post-Tender Offer Number of Common Shares" means, with respect to any tender or exchange offer, the number of shares of Common Stock outstanding at the close of business on the date of expiration of such tender or exchange offer (before giving effect to the acquisition of shares of Common Stock pursuant thereto) minus the number of shares of Common Stock acquired pursuant thereto.

                  "Premium Amount" means, with respect to any tender or exchange offer, (i) the Tender Consideration paid in such tender or exchange offer minus
(ii) the product of the Current Market Price on the date of expiration of such tender or exchange offer and the number of shares of Common Stock acquired pursuant to such tender or exchange offer.

                  "Separation Event" has the meaning set forth in the definition of the term "Stapled Securities" below.

                  "Stapled Securities" means securities issued under any plan or agreement providing in substance that, until such securities are redeemed or the rights thereunder are otherwise terminated or a specified event occurs (a "Separation Event"), (i) a specified number of such securities will appertain to each share of Common Stock then issued or to be issued in the future (including shares issued upon conversion of this Note) and (ii) each such security will be evidenced or represented by the certificate representing the share of Common Stock to which it appertains and will automatically trade with such share.

                   "Tender Consideration" means, with respect to any tender or exchange offer, the aggregate of the cash plus the fair market value (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive and described in a resolution of the Board of Directors) of all non-cash consideration paid in respect of such tender or exchange offer.

                  "Trading Day" means a day on which securities are traded on the national securities exchange or quotation system or in the over-the-counter market used to determine Closing Prices for the Common Stock.